AMENDMENT NO. 2 TO FUEL SUPPLY AGREEMENT


This Amendment to Fuel Supply Agreement (the "Amendment") is made and entered into as of the 29th day of November, 1994, by and between Texas-New Mexico Power Company ("TNP") and Walnut Creek Mining Company ("Walnut Creek") and amends the Fuel Supply Agreement dated as of November 18, 1987, as amended (the "Agreement") entered into by and between TNP and Phillips Coal Company. Capitalized terms not defined herein shall be given the same meaning ascribed to such terms in the Agreement. This Amendment is made with respect to the following facts:

(a)   Effective  May  10,  1988, the Agreement was assigned  by  Phillips  Coal
Company to Walnut   Creek.

(b)  The Parties desire to amend the Agreement as set forth in this Amendment.

In consideration of the recitals set forth above which are hereby made a part of this Amendment, the Parties agree as follows:

1. Section 4.01(A) of the Agreement shall be deleted in its entirety and replaced by the following:

Except as otherwise specifically provided in this Section 4.01(A) and subject to the provisions of Article 12 of this Agreement, during the Term hereof, TNP shall purchase and Walnut Creek shall deliver all of the solid fuel requirements for each of the Units (such solid fuel requirements to be Lignite); provided, however, that at a minimum, TNP shall purchase and Walnut Creek shall deliver for each Year during the Term hereof the Annual Lignite Quantity as set forth in Exhibit C; and, provided further, that to the extent of the then remaining Allowed Shortfall as determined in accordance with
Section 4.04 of this Agreement, TNP must take delivery of not less than 90 percent of the Annual Lignite Quantity in any Year. Notwithstanding the preceding sentence, in any Year during the Term hereof, TNP may purchase from sources other than Walnut Creek no more than 540,000 Dths of an alternate fuel (equivalent to 40,000 tons of Lignite) to be used solely by TNP for testing purposes and a quantity of natural gas to be used in start-ups with respect to the Units. TNP may elect to prepay at any time any or all amounts it determines may in the future be due Walnut Creek as a result of TNP's failure to receive the Adjusted Lignite Quantity in a Year.

     2.   Section 4.01(C) of the Agreement shall be deleted in its entirety.

     3. The second and third sentences of Section 4.02 of the Agreement shall be deleted in their entirety.



4.      Section  4.04 of the Agreement shall be  deleted  in  its
entirety and             replaced by the following:

Allowed Shortfall shall not exceed 15,934,731 Dths. To the extent that there remains Allowed Shortfall, TNP may f ail to take delivery in any Year of an amount of Lignite equal to no more than 10 percent of the Annual Lignite Quantity for such Year. In such event, TNP must choose either (i) to allocate such amount not taken as a deduction from the then remaining balance of Allowed Shortfall, or (ii) to pay for such amounts as Make-up pursuant to Section 4.05.

5.  The last two sentences of the second paragraph of Section
      4.05 of the Agreement shall be deleted in their entirety.

6. Section 4.06 of the Agreement shall be deleted in its entirety.

7.    Add the following to Section 6.01(c) of the Agreement:

Notwithstanding anything to the contrary in this Agreement, effective January 1, 1995, the Base Price of Lignite shall be
$1.295 per Dth for all Lignite purchased and delivered.

8. The fifth, sixth, and seventh sentences of the first paragraph of Section 6.02 of the Agreement shall be deleted in their entirety and replaced by the following:

Price redetermination proceedings and the implementation of a new price for Lignite may occur no more often than one time every five years. Walnut Creek may request the next price redetermination which shall be effective no earlier than January 1, 2000, by delivering such request in writing to TNP no later than September 1, 1999. Such new price shall continue in effect for a period of five years. If Walnut Creek fails to request such price redetermination, then TNP may request a price redetermination which shall be effective no earlier than January 1, 2001, by delivering such request in writing to Walnut Creek no later than September 1, 2000. Such new price shall continue in effect for a period of five years. Thereafter, either Party may request in writing a market price redetermination no later than September 1 of the Year preceding January 1 of the Year when a new price may become effective; provided, however, that such a new price for Lignite may occur no more often than one time every five years. If neither Party requests a reopener, the then existing Adjusted Base Price shall continue in force.

9. A new Section 8.06 shall be added to the Agreement as follows:


                                                2

Section 8.06. Audit of TNP by Walnut Creek. TNP shall maintain accurate, complete, and timely books and records of all purchases of fuel for the Units in order that the provisions of this Agreement can adequately be administered. Once each year, Walnut Creek or its employees, agents, or representatives, shall have the right to enter upon the premises of TNP at reasonable times and to conduct an audit of such purchases at the sole expense of Walnut Creek. Walnut Creek shall furnish to TNP a copy of the audit report upon its completion. In the event TNP disagrees with the audit report, the Parties shall cooperate in an attempt to resolve any differences regarding the audit report. If any differences regarding the audit report are not resolved within 30 days following delivery of the audit report to TNP, then the controversy shall be submitted for resolution in accordance with
Section 8.05.

10. Walnut Creek shall update the Manning Table for the Two Unit Plan as set forth in Exhibit E in order to arrive at an average hourly rate to be effective as of January 1, 1995, as soon as practicable upon the availability of the necessary information to make such determination.

11. Exhibit F to the Agreement shall be deleted in its entirety and replaced by the attached Amended Exhibit F.

12. Except as set forth in this Amendment, all other provisions of the Agreement shall remain unchanged and in full force and effect. However, to the extent that there is any inconsistency between the Agreement and this Amendment, this Amendment shall control.

13.   This Amendment shall be effective as of January 1, 1995.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment as of the day and year first above written.


TEXAS-NEW MEXICO POWER COMPANY


                                By:  Randy Ownby
Title: Assistant Vice President

Resource Acquisition & Management

WALNUT CREEK MINING COMPANY

                                By:  Bruce Grewcock

Title:                        Member, Management Committee



                                    3


                                 AMENDED
                                EXHIBIT F
                                   TO
                          FUEL SUPPLY AGREEMENT

                        Adjustments to Base Price

Section F.01. Components.  The Base Price for Lignite as set out in
Section 6.01 is made up of the following components:

                    Base Price of Components per Dth
                              (January 1, 1995)

                                                      Two Unit
        Section                                        Plan

                  Price Components

         F.04     Capital                               $0.295
         F.05     Labor                                  0.296
         F.09     General and Administrative             0.042
         F.06     Supplies                               0.289
         F.07     Power Costs                            0.032
         F.08     Taxes and Regulatory                   0.042
                    Requirements
         F.09     Other Items                            0.221

         F.09.1   1996 Price Component     $0.025
         F.09.2   1998 Price Component     $0.025

                 Sub-Total:                            1.217
                    (Pre-Royalty Base Price)

         F.10    Royalties (6% of Total                0.078
                    Base Price)

                 Total Base Price:                    $1.295

*Effective January 1, 1996
**Effective January 1, 1998

The components of the various Base Prices set forth above ("Price Components") shall be referred to in this Agreement as the "Capital Component", the "Labor Component", the "General and Administrative Component", the "Supplies Component", the "Power Costs Component", the "Taxes and Regulatory Requirements Component", the "Other Items Component", which includes the 1996 and 1998 Price Components referred to in Section F.09.1 and F.09.2, and the "Royalties Component", respectively. The Components are expressed in terms of dollars per Dth.




EXHIBIT F - Page 1

Section F.02 Adjustments - General. Except for adjustments relating to the Price Components described in Sections F.05, F.07, F.08 and F.10 (which adjustments will be made as changes occur), adjustments to the Price components shall be made on the Adjustment Dates with the first adjustment being made on April 1, 1995 (April 1, 1996 for Section F.09.1; April 1, 1998 for Section F.09.2). TNP shall bear only that portion of the changes in costs and expenses (which give rise to adjustments in the Base Prices) applicable to the Lignite. On each Adjustment Date, each Price Component of the then applicable Base Price shall be adjusted in
- accordance with Sections F.04, F.06 and F.09 and the sum of the Price Components, as adjusted, will be the Adjusted Base Price to be charged per Dth for Lignite until the next Adjustment Date, subject, however, to the other adjustments provided for in this Agreement. In the event of the unavailability of any index described in this Amended Exhibit F, adjustments to the Base Prices shall be computed using any available conversion tables of the U.S. Department of Labor and otherwise by mutual agreement of the Parties.

Section F.03. Formulae. With the exception of F.09.1 and F.09.2, the denominators of all fractions which are set forth in this Amended Exhibit F, and which are based on the CPI or PPI, are based on the CPI or the PPI (as the case may be) for December 1994. The denominators for the fractions set forth in Section
F.09.1 and F.09.2 are based on the CPI for December, 1995 and December, 1997, respectively.

Section F. 04. Capital component Adjustment. The Capital Component, which has been established to reflect Walnut Creek's ownership of all equipment and facilities necessary to develop and operate the Mine throughout the Term, shall be adjusted on each Adjustment Date according to the following formula wherein C is expressed in dollars per Dth:

      C = (X) (0.295)
       --------------
              (Y)

WHERE:

X  =  the PPI for Construction Machinery and Equipment (Commodity
Code 112) for the second month preceding the Adjustment Date and

Y  =  The PPI for Construction Machinery and Equipment (Commodity
Code 112) for the month of December 1994.

Section F.05. Labor Component Adjustment. The Labor Component, which includes all hourly labor, salary labor and payroll burdens (including benefits and payroll taxes) at the Mine, shall be adjusted to allow for changes in Walnut Creek's base weighted average hourly wage rate. The weighted average hourly wage rate (on a non-union basis) attributable to the Lignite as of

EXHIBIT F - Page 2

January 1, 1995 for the Two Unit Plan is reflected in the Manning
Table  to  be updated by Walnut Creek and attached as Exhibit  E.
(To be prepared as soon as practicable upon the availability of the necessary information.)

The Parties recognize that the purpose of the Manning Tables are to periodically recalculate weighted average hourly wage rates, and that they do not necessarily reflect the number of people at the Mine at any given time. The number of people in the Manning Tables shall not be changed nor shall new categories be added unless the labor force at the Mine is represented under a collective bargaining agreement, or unless legislation enacted after January 1, 1987 requires such change. In this event, Walnut Creek will advise TNP of such changes and persons will be added or removed at the appropriate rate to enable determination of a new weighted hourly base wage rate. In addition to the hourly wage rate adjustments and revisions, whenever a new labor or laborrelated cost not reflected in the Manning Table is incurred on a per Dth basis, Walnut Creek shall add that cost to the price of Lignite and recover that cost and any adjustments to that cost separately as a direct pass-through.

Should revisions to the Manning Tables be required because of, without limitation, changes in job classifications, work practices and overtime requirements under a collective bargaining agreement, these revisions shall not go into effect until two (2) years after the date on which the collective bargaining agreement was executed.

The adjusted Labor Component which will become a part of the Adjusted Base Price to be computed on each Adjustment Date will be equal to L (expressed in dollars per Dth) in the following formula:

                               L = (0.296) (X)
                                 -------------
                                      (Y)
WHERE:

X = the weighted average hourly- wage rate for- labor attributed to the Lignite as of the Adjustment Date, as determined based upon the applicable Manning Table attached as Amended Exhibit E;
and

Y  =   the applicable weighted average hourly base wage rate  set forth on Amended Exhibit E attributable to the Lignite as of January 1, 1995.

Section F.06. Supplies Component Adjustment. The applicable Base Price shall be adjusted to allow for changes in the cost of supplies purchased by Walnut Creek and used in the production of the Lignite. The adjusted Supplies Component, which will become a part of the Adjusted Base Price to be computed on each Adjustment Date, will be equal to S (expressed in dollars per Dth) in the following formula:

EXHIBIT F - Page 3

                           TWO UNIT PLAN

                              FORMULA

         S = (0.289)     (.111)(A) +    (.055)(B) +     (.066)(C) +
                       ----------      -----------    -----------
                          (Y)              (Y)              (Y)

                (.581)(D) +      (.187)(E)
                ----------      -----------
                  (Y)                (Y)

WHERE:

A = the PPI for Number 2 Diesel Fuel (Commodity Code 057303) for the second month preceding the Adjustment Date;

B = the PPI for Finished Lubricants (Commodity Code 0576) for the second month preceding the Adjustment Date;

C = the PPI for Rubber and Rubber Products (Commodity Code 071) for the second month preceding the Adjustment Date;

D = the PPI for Parts and other Equipment (Commodity Code 1126) for the second month preceding the Adjustment Date; and

E  =   the PPI for Industrial Commodities (Commodity Code 03 THRU
15) for   the second month preceding the Adjustment Date.

Y  =   Applicable PPI index for A, B, C, D or E for the month  of
December, 1994.

Section F.07. Power Costs Component Adjustment. The applicable Base Prices shall be adjusted to allow for changes in the costs to Walnut Creek of electric power attributable to the production of the Lignite. The Power Costs Component will be determined monthly and will be equal to the actual cost of electric power for the Mine during the preceding month divided by the number of Dths of Lignite billed during the current month.

Section F. O8. Taxes and Regulatory Requirements Component Adjustment. The applicable Base Prices shall be adjusted to compensate for changesin the amounts of the following, as and when said changes occur: (a) State of Texas Severance Taxes, (b) Federal Surf ace Mine Reclamation Fees, (c) Texas Resource Excise Taxes, (d) Texas Conservation Taxes, (e) the reasonable and necessary costs of complying with applicable Regulatory Requirements, (f) ad valorem taxes and (g) sales taxes.

The phrase "Regulatory Requirements" as used in this Exhibit shall mean (i) taxes, whether or not in existence on the Execution Date (other than state or federal income taxes, or those taxes set

EXHIBIT F - Page 4

out above, but including the Texas Gross Receipts Tax, if Walnut Creek is required to pay this tax) , (ii) fees (other than fees which can be adjusted pursuant to other sections of this Exhibit F or fees, the cause of the imposition or change in which are related to inefficient operations on the part of Walnut Creek) and (iii) costs, including those occasioned by compliance with laws passed subsequent to January 1, 1987 or compliance with interpretations of laws in force on Execution Date, but only if the interpretations are issued by a court, governmental agency, or regulatory body, and are different from the interpretations of the relevant laws as they existed on January 1, 1987 [other than costs which (a) may be adjusted pursuant to other sections of this Exhibit F, (b) are brought about by the inefficient operations of Walnut Creek, (c) are attributable to Walnut Creek's negligence or intentional misconduct, or (d) are the result of criminal fines or penalties imposed on Walnut Creek by any government or governmental agency and relating to the mining, production, severance, preparation, or sale of Lignite]. The Base Price includes all Regulatory Requirements as of January 1, 1987. The Base Price will be adjusted as Regulatory Requirements become effective to reflect the effect of actual changes in Regulatory Requirements subsequent to January 1, 1987.

Section F.09. General and Administrative Component and Other Items Component Adjustment. The Base Price shall be adjusted to allow for changes in the costs of Walnut Creek's allocated general and administrative services relating to the Lignite, and other items. The Parties agree that the General and Administrative Component and the Other Items Component of the Base Price include charges made from corporate offices of Phillips and Kiewit Texas Mining Company for overall management services, including legal, engineering, marketing, accounting, data processing and general overhead costs.

The adjusted General and Administrative Component and other Items
Component which will become a part of the Adjusted Base Price to be computed on each Adjustment Date will be equal to P (expressed in dollars per Dth) in the following formula:








EXHIBIT F - Page 5

                                P = (0.263) (X)
                                 -------------
                                      (Y)
WHERE:

X = the CPI for All Items - Urban Consumers for the second month preceding the applicable Adjustment Date, and

Y = The CPI for all Items - Urban Consumers for the month of
December 1994.

Section F.09.1. 1996 Price Component. Effective January 1, 1996, a new Price Component (the 1996 Price Component) in the amount of $0.025 per Dth will be included in determining the Base Price for lignite. The 1996 Price Component will be adjusted on each subsequent Adjustment Date according to the following formula where P is the adjusted Price Component expressed in dollars per Dth.

                                P = 0.025 (X)
                                 ------------
                                     (Y)
WHERE:

X = the Consumer Price Index for All Items - Urban Consumers for the second month preceding the applicable Adjustment Date and

Y = the Consumer Price Index for All Items - Urban Consumers for the month of December 1995.

Section F.09.2. 1998 Price Component. Effective January 1, 1998, a new Price Component (the 1998 Price Component) in the amount of $0.025 per Dth will be included in determining the Base Price for lignite. The 1998 Price Component will be adjusted on each subsequent Adjustment Date according to the following formula where P is the adjusted Price Component expressed in dollars per Dth.

                                 P = 0.025 (X)
                                  -----------
                                      (Y)
WHERE:

X = the Consumer Price Index for All Items - Urban Consumers for the second month preceding the applicable Adjustment Date and

Y = the Consumer Price Index for All Items - Urban Consumers for the month of December 1997.

Section F.10. Royalties Component.  The Lignite will be mined  by
Walnut    Creek   under   leases,   sub-leases   and   agreements
(collectively  "Leases").   A list of  the  Leases  currently  in
effect

EXHIBIT F - Page 6

has been delivered to TNP by Phillips. The Parties acknowledge that the Leases now in effect require Walnut Creek to pay a royalty on lignite equal to an average of 6% of the Total Base Price of the lignite F.O.B. the Point of Delivery. The Base Price shall be adjusted so that the Royalty Component shall be 6% of the Adjusted Base Price.








EXHIBIT F - Page 7